Exhibit 99.1

Timberline Completes 2009 Exploration Drill Program

December 16, 2009 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) is pleased to announce the completion of and results for its 2009 exploration core drilling program.  Timberline completed 7,240 feet of drilling in five diamond drill core holes designed to test the boundaries of two mineralized blocks.

Two holes were drilled to test the boundaries of the Gold Excel mineralized block.  Drill hole number BHDDH08-03 in Timberline’s 2008 drilling had identified several new lenses of gold mineralization in this block.  Drill holes BHDDH09-01 and BHDDH09-05 correlate well with each other and intersect narrow mineralized zones.  These two holes are located across a structure from, and appear to have penetrated a different mineralized horizon than, that identified in BHDDH08-03 within the Gold Excel mineralized block. Additional underground drilling will be required to test this newly identified mineralized horizon for both grade and continuity. The significant results from BHDDH08-03 substantially added to and were included in Timberline’s earlier resource estimate (See Timberline’s Press Release of October 13, 2009).

Significant mineralized intervals include:

Hole	From	To	Interval	Gold
Number	(feet)	(feet)	(feet)	(Ounces per ton)
BHDDH09-01	1,202.7	1,211.8	9.1	0.06
	1,269.8	1,270.6	0.8	0.12
	1,401.1	1,403.6	2.5	0.36
BHDDH09-05	1,182.0	1,189.1	7.1	0.08
	1,200.2	1,208.0	7.8	0.11
	1,226.0	1,235.3	9.3	0.06

Drill holes BHDDH09-02 and BHDDH09-03, drilled to test the northwest boundary of the Gold Excel block, crossed a structure; however, the Wolsey formation, which is the favorable host horizon, was faulted off.  Drill hole BHDDH09-04 tested the eastern boundary of the Old Mill resource block. Thirteen mineralized lenses were identified within a 359 foot horizon of Wolsey formation.  While the intervals tested within these lenses were sub-economic, they are indicative of the proximal nature of this hole to the ore grade drill intercepts included within the Old Mill mineralized block.  In order to further test this block, Timberline intends to target this area for drilling from its underground drill platforms.

Paul Dircksen, Timberline’s Executive Chairman and Vice-President of Exploration, commented, “The results of the 2009 drill program are significant considering that new areas were drill tested peripheral to the existing mineralized blocks. Geology and assay results, although complicated by post-mineral faulting, indicate the potential for continued expansion of the mineralization. These areas and others remain open in several directions and will be further tested from our underground drill platforms later in 2010.”

More information and updated photos from the Butte Highlands Gold Project may be viewed on the Timberline web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859